Exhibit 2

Information regarding (i) the organizational structure of the Claritas Entities and the Managing Claritas Entities and (ii) the managers, partners and executive officers of each of the Managing Claritas Entities

A.	Information regarding (i) the organizational structure of the Claritas Entities and the Managing Claritas Entities

Listed below are the Managing Claritas Entities, which serve as the general partners or managing members of the Claritas Entities (other than as noted below). The Claritas Entity or Entities for which the applicable Managing Claritas Entity serves as general partner or managing member are listed under the name of the applicable Managing Claritas Entity.

Claritas Capital SLP – V, GP

Claritas Sharecare CN Partners, LLC

Claritas Irby, LLC

Claritas Dozoretz Partners, LLC

CC Partners IV, LLC

Claritas Opportunity Fund IV, L.P.

Claritas Frist Partners, LLC

Claritas Cornerstone Fund, LP

CC SLP IV, GP

Claritas Sharecare-CS Partners, LLC

Claritas Capital, LLC

Claritas Irby Partners II, LLC

Claritas Sharp Partners, LLC

Claritas Sharecare F3 LLC

Managed Account

CC SLP V, GP

Claritas Sharecare 2018 Notes, LLC

Claritas Sharecare Notes, LLC

Claritas Sharecare 2019 Notes, LLC

Claritas SCB SLP, GP

Claritas SC Bactes Partners, LLC

CC Partners V, LLC

Claritas Opportunity Fund V, LP

Claritas Capital EGF – V Partners, LLC

Claritas Opportunity Fund 2013, LP

Claritas Capital EGF – IV Partners, LLC

Claritas Capital Fund IV, LP

Claritas Sharecare Partners, LLC

Claritas SC-SLP, GP

Claritas SC Partners, LLC

Claritas Opportunity Fund Partners II, LLC

Claritas Opportunity Fund II, LP

Claritas Capital Management Services, Inc. is a corporation, so there is no managing member or general partner.

B.	Information regarding the managers, partners and executive officers of each of the Managing Claritas Entities

The business address for each of the individuals identified below is 30 Burton Hills Boulevard, Suite 100, Nashville, TN 37215. Each individual is primarily engaged in the business of venture capital and private equity, and each is a citizen of the United States of America. No Managing Claritas Entity has executive officers.

Name of Claritas Managing Entity	Title	Individuals Serving in that Role

Claritas Capital SLP – V, GP	Partner	John Chadwick, Don McLemore, Theresa Sexton
CC Partners IV, LLC	Managing Member	John Chadwick, Don McLemore, Theresa Sexton
CC SLP IV, GP	Partner	John Chadwick, Don McLemore, Theresa Sexton
Claritas Capital, LLC	Managing Member	John Chadwick, Don McLemore
CC SLP V, GP	Partner	John Chadwick, Don McLemore, Theresa Sexton
Claritas SCB SLP, GP	Partner	John Chadwick, Don McLemore, Theresa Sexton
CC Partners V, LLC	Managing Member	John Chadwick, Don McLemore, Theresa Sexton
Claritas Capital EGF – V Partners, LLC	Managing Member	John Chadwick, Don McLemore, Theresa Sexton
Claritas Capital EGF – IV Partners, LLC	Managing Member	John Chadwick, Don McLemore, Theresa Sexton
Claritas SC-SLP, GP	Partner	John Chadwick, Don McLemore, Theresa Sexton
Claritas Opportunity Fund Partners II, LLC	Managing Member	John Chadwick, Don McLemore, Theresa Sexton

The executive officer of Claritas Capital Management Services, Inc. is John Chadwick, President.